EXHIBIT 23.2


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (Post-effective amendment No. 5 to Form S-4, Registration No. 333-4877) of our report dated June 28, 1996 appearing on page 60 of AMF Bowling Worldwide, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts."




Price Waterhouse LLP
Norfolk, Virginia
April 3, 1998